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                                                              EXHIBIT (23)(d)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
 Professionals Insurance Company Management Group


We consent to the use of our report dated February 27, 1998 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/  KPMG Peat Marwick LLP


East Lansing, Michigan
April 22, 1998